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                                                                      Exhibit 99


For Immediate Release
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Company Contact:
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Iehab J. Hawatmeh
CirTran Corporation
+(801) 963-5112
iehab@cirtran.com


       CirTran Increases Sales and Reduces Operating Losses in 2nd Quarter


SALT LAKE CITY, August 14, 2008 - CirTran Corporation (OTCBB: CIRC), a diversified international contract manufacturer of consumer, consumer electronics, and IT products, said today that it reported increased sales and a reduction in operating losses in its Form 10-Q filed for the second quarter ended June 30, 2008.

CirTran reported sales for 2008's second quarter of $4,240,121, a 47% increase over sales of $2,878,156 for the same period in 2007, and also a 48% increase in quarter-over-quarter sales of $2,860,463 for the first quarter of fiscal 2008. Sales for the six months ended June 30, 2008 were $7,100,584, a 37% improvement over sales of $5,166,449 for the first half of fiscal 2007.

CirTran also reported a loss from operations of $991,052, an improvement of 19% over its operating loss of $1,226,983 for the second quarter of 2007.

New Business Unit Shows Growth

"During the second quarter of 2008, CirTran continued to focus primarily on the business unit we started a year ago, namely the Playboy Energy Drink(TM) beverage manufactured and distributed by CirTran Beverage Corp.," said Iehab J. Hawatmeh, CirTran's president and CEO.

Mr. Hawatmeh said that second-quarter beverage sales "steadily increased, growing three-fold over beverage sales for the first three months of 2008, to nearly a quarter-million dollars from our cold start late last year. Since we formally launched the Playboy Energy Drink line with promotional tours which have now taken place on both coasts, we have experienced substantial traction in the marketplace which has resulted in increased and repeat sales," he said. "We anticipate additional growth in beverage sales throughout the rest of 2008 and into 2009."

Mr. Hawatmeh said he believes the CirTran Beverage business unit can become more profitable as it builds on the Playboy Energy Drink brand name. "Repeat orders from distributors and retailers can be achieved at a lower cost of sales than initial orders, which should help boost margins and profits," he added.

The company has also been working to distribute the Playboy beverage overseas. "Our initial efforts to establish distributing relationships, particularly in Latin America and Asia, look very favorable," Mr. Hawatmeh noted. "We have seen a significant amount of interest in the product, and are striving to arrange relationships with solid partners who will help us move forward in these parts of the world."

Mr. Hawatmeh said that CirTran continues work in developing new online marketing and sales strategies, adding, "We are working to add business for both our Salt Lake City-based, low-volume/high-margin manufacturing operations, as well as with our manufacturing sources in China."


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About CirTran Corporation
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Founded in 1993, CirTran Corporation (www.cirtran.com) has evolved from its roots as a premier international, full-service contract manufacturer. From its headquarters in Salt Lake City, where it operates along with its Racore Technology (www.racore.com) electronics manufacturing subsidiary from an ISO 9001:2000-certified facility, CirTran has grown in scope and geography. Today, CirTran's operations include: CirTran-Asia, a subsidiary with principal offices in ShenZhen, China, which manufactures high-volume electronics, fitness equipment, and household products for the multi-billion-dollar direct response industry; CirTran Online, which offers products directly to consumers through major retail web sites, and CirTran Beverage, which has partnered with Play Beverages, LLC to introduce the Playboy Energy Drink(TM).

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. With the exception of historical information contained herein, the matters discussed in this press release involve risk and uncertainties. Actual results could differ materially from those expressed in any forward-looking statement. CirTran disclaims any obligation or intention to update any forward-looking statements.

All trademarks are properties of their respective owners.










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